                             SEP-IRA Endorsement

This endorsement is made part of the annuity contract to which it is attached. It changes certain contract terms by adding the following provisions to the annuity contract. In the event of any conflict between contract and endorsement provisions, the endorsement provisions take precedence over the contract provisions.

This contract is intended to qualify as a SEP-IRA annuity contract. A SEP-IRA is an Individual Retirement Annuity (IRA) with special features and requirements. All contract IRA provisions apply to this SEP-IRA contract, except as described in this endorsement.

Here are some important definitions:

CODE
The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this contract.

SEP-IRA CONTRACT
A Simplified Employee Pension under Public Law 99-514. It is used in or under a retirement plan or program described in Code Sections 408(b) and (k).

GENERAL PROVISIONS

UNISEX BASIS
Since SEP-IRA plans are employer-sponsored retirement plans, this contract is on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references.

Refer to the unisex Tables of Annuity Rates in this endorsement. These unisex tables replace the sex-distinct tables in the contract.

CONTRACT MODIFICATION
We reserve the right to modify this contract to the extent necessary to qualify this contract as a SEP-IRA contract as described in Code Sections 408(b) and (k), and all related laws and regulations which are in effect during the term of this contract.

We will obtain the approval of any regulatory authority for the modifications.

BENEFITS BASED ON INCORRECT DATA
Payments under the contract will be based on the annuitant's birthdate. If the annuitant's birthdate has been misstated, payments under this contract will be adjusted. They will be based on what would have been provided at the correct birthdate. Any underpayments made by us will be made up immediately. Any overpayments made by us will be subtracted from the future payments.

PURCHASE PAYMENTS

PAYMENT LIMITS PROVISION
Employer purchase payments for any taxable year may not exceed the applicable contribution limits described in section 408(k) of the Code (generally, 15% of your compensation or $30,000, whichever is less).

Employer purchase payments made in connection with a simplified employee pension plan [SEP] may be made with respect to the taxable year in which the annuitant attains age 70 1/2 or any later year.

27221 A (2/97)                      Page 1                             SEP-IRA

                           TABLES OF ANNUITY RATES
Table A below shows the amount of the first monthly variable annuity payment, based on a 5% assumed investment return, for each $1,000 of value applied under any payment plan. The amount of the first and all subsequent monthly fixed dollar annuity payments for each $1,000 of value applied under any payment plan will be based on our fixed dollar Table of Annuity Rates in effect at annuitization. Such rates are guaranteed to be not less than those shown in Table B. The amount of such annuity payments under Plans A, B and C will depend upon the adjusted age of the annuitant(s) at annuitization. The amount of such annuity payments under Plan D will depend upon the adjusted age of the annuitant and the joint annuitant at annuitization.

Adjusted age shall be equal to the age nearest birthday minus an "adjustment" depending on the calendar year of birth of the annuitant as follows:

    CALENDAR YEAR         ADJUST-            CALENDAR YEAR           ADJUST-
OF ANNUITANT'S BIRTH       MENT          OF ANNUITANT'S BIRTH         MENT

    Prior to 1920            0                1945 - 1949               6
     1920 - 1924             1                1950 - 1959               7
     1925 - 1929             2                1960 - 1969               8
     1930 - 1934             3                1970 - 1979               9
     1935 - 1939             4                1980 - 1989              10
     1940 - 1944             5                 After 1989              11

                  TABLE A -- DOLLAR AMOUNT OF FIRST MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED

-------------------------------------------------------------------------------------------------------------------------
          PLAN A                   PLAN B               PLAN C                                PLAN D
-------------------------------------------------------------------------------------------------------------------------
                                                                                 JOINT AND SURVIVOR LIFE INCOME
                                                                                 ADJUSTED AGE OF JOINT ANNUITANT
ADJ.                   5 YEARS    10 YEARS   15 YEARS    WITH     ADJ.    10 YEARS   5 YEARS   SAME   5 YEARS  10 YEARS
AGE*    LIFE INCOME    CERTAIN    CERTAIN    CERTAIN    REFUND    AGE*    YOUNGER    YOUNGER    AGE    OLDER    OLDER

 45        4.87          4.87       4.86       4.84      4.82      45       4.43       4.50    4.57     4.63     4.69
 46        4.91          4.91       4.90       4.88      4.86      46       4.45       4.52    4.60     4.67     4.73
 47        4.96          4.96       4.94       4.92      4.91      47       4.47       4.55    4.63     4.70     4.77
 48        5.01          5.00       4.99       4.96      4.95      48       4.49       4.57    4.66     4.74     4.81
 49        5.06          5.05       5.04       5.01      4.99      49       4.52       4.60    4.69     4.77     4.85
 50        5.12          5.11       5.09       5.06      5.04      50       4.54       4.63    4.73     4.82     4.89
 51        5.17          5.17       5.14       5.11      5.09      51       4.57       4.67    4.77     4.86     4.94
 52        5.23          5.23       5.20       5.16      5.15      52       4.60       4.70    4.81     4.91     4.99
 53        5.30          5.29       5.26       5.22      5.20      53       4.63       4.74    4.85     4.95     5.05
 54        5.37          5.36       5.33       5.28      5.26      54       4.66       4.77    4.89     5.01     5.11
 55        5.44          5.43       5.40       5.34      5.33      55       4.69       4.82    4.94     5.06     5.17
 56        5.52          5.51       5.47       5.40      5.39      56       4.73       4.86    4.89     5.12     5.24
 57        5.60          5.59       5.54       5.47      5.47      57       4.77       4.91    5.05     5.19     5.31
 58        5.69          5.68       5.62       5.54      5.54      58       4.81       4.95    5.11     5.26     5.38
 59        5.79          5.77       5.71       5.62      5.62      59       4.85       5.01    5.17     5.33     5.46
 60        5.89          4.87       5.80       5.69      5.70      60       4.89       5.06    5.24     5.41     5.55
 61        6.00          5.97       5.90       5.78      5.79      61       4.94       5.12    5.31     5.49     5.65
 62        6.11          6.08       6.00       5.86      5.89      62       4.99       5.19    5.39     5.58     5.75
 63        6.23          6.20       6.11       5.95      5.99      63       5.05       5.26    5.47     5.68     5.85
 64        6.37          6.33       6.22       6.04      6.10      64       5.11       5.33    5.56     5.78     5.97
 65        6.51          6.47       6.34       6.14      6.21      65       5.17       5.41    5.65     5.89     6.09
 66        6.66          6.61       6.47       6.24      6.33      66       5.24       5.49    5.76     6.01     6.23
 67        6.82          6.77       6.60       6.34      6.46      67       5.31       5.58    5.86     6.14     6.37
 68        7.00          6.93       6.74       6.44      6.60      68       5.38       5.68    5.98     6.28     6.53
 69        7.19          7.11       6.89       6.54      6.74      69       5.46       5.78    6.11     6.43     6.70
 70        7.39          7.31       7.05       6.65      6.90      70       5.55       5.89    6.25     6.59     6.88
 71        7.62          7.51       7.21       6.75      7.06      71       5.65       6.01    6.40     6.77     7.07
 72        7.86          7.74       7.38       6.86      7.24      72       5.75       6.14    6.56     6.96     7.29
 73        8.12          7.98       7.56       6.96      7.42      73       5.85       6.28    6.73     7.16     7.52
 74        8.41          8.23       7.74       7.06      7.63      74       5.97       6.43    6.92     7.39     7.77
 75        8.72          8.51       7.93       7.15      7.84      75       6.09       6.59    7.12     7.63     8.04
-------------------------------------------------------------------------------------------------------------------------
*Adjusted age of the annuitant.
-------------------------------------------------------------------------------------------------------------------------

Table A above is based on the "1983 Individual Female Annuitant Mortality Table A." Annuity rates for any age not shown above will be calculated on the same basis as those rates shown in the table above. Such rates will be furnished by us upon request.

27221 A (2/97)                    Page 2                                SEP-IRA

                 TABLE B -- DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED

-------------------------------------------------------------------------------------------------------------------------
          PLAN A                   PLAN B               PLAN C                                PLAN D
-------------------------------------------------------------------------------------------------------------------------
                                                                                 JOINT AND SURVIVOR LIFE INCOME
                                                                                 ADJUSTED AGE OF JOINT ANNUITANT
ADJ.                   5 YEARS    10 YEARS   15 YEARS    WITH     ADJ.    10 YEARS   5 YEARS   SAME   5 YEARS  10 YEARS
AGE*    LIFE INCOME    CERTAIN    CERTAIN    CERTAIN    REFUND    AGE*    YOUNGER    YOUNGER    AGE    OLDER    OLDER

 45        3.63          3.63       3.63       3.61      3.57      45       3.15       3.24    3.33     3.41     3.47
 46        3.68          3.68       3.67       3.66      3.61      46       3.17       3.27    3.36     3.44     3.51
 47        3.73          3.73       3.72       3.71      3.66      47       3.20       3.30    3.40     3.48     3.56
 48        3.79          3.79       3.77       3.76      3.70      48       3.23       3.33    3.44     3.53     3.60
 49        3.84          3.84       3.83       3.81      3.75      49       3.26       3.37    3.48     3.57     3.65
 50        3.90          3.90       3.89       3.86      3.80      50       3.29       3.41    3.52     3.62     3.71
 51        3.97          3.96       3.95       3.92      3.86      51       3.32       3.44    3.56     3.67     3.76
 52        4.03          4.03       4.01       3.98      3.91      52       3.36       3.48    3.61     3.72     3.82
 53        4.10          4.10       4.08       4.04      3.97      53       3.39       3.53    3.66     3.78     3.88
 54        4.18          4.17       4.15       4.11      4.03      54       3.43       3.57    3.71     3.84     3.94
 55        4.25          4.25       4.22       4.18      4.10      55       3.47       3.62    3.77     3.90     4.01
 56        4.34          4.33       4.30       4.25      4.17      56       3.51       3.67    3.83     3.97     4.08
 57        4.42          4.41       4.38       4.32      4.24      57       3.56       3.72    3.89     4.04     4.16
 58        4.52          4.50       4.47       4.40      4.31      58       3.60       3.78    3.95     4.11     4.24
 59        4.61          4.60       4.56       4.48      4.39      59       3.65       3.84    4.02     4.19     4.33
 60        4.72          4.70       4.66       4.57      4.48      60       3.71       3.90    4.10     4.28     4.42
 61        4.83          4.81       4.76       4.66      4.56      61       3.76       3.97    4.17     4.36     4.52
 62        4.95          4.93       4.86       4.75      4.66      62       3.82       4.04    4.26     4.46     4.63
 63        5.07          5.05       4.98       4.85      4.75      63       3.88       4.11    4.35     4.56     4.74
 64        5.21          5.18       5.10       4.95      4.86      64       3.94       4.19    4.44     4.67     4.86
 65        5.35          5.32       5.22       5.05      4.97      65       4.01       4.28    4.54     4.79     4.99
 66        5.51          5.47       5.36       5.16      5.08      66       4.08       4.36    4.65     4.91     5.13
 67        5.67          5.63       5.50       5.26      5.20      67       4.16       4.46    4.76     5.04     5.28
 68        5.85          5.80       5.65       5.37      5.33      68       4.24       4.56    4.89     5.19     5.43
 69        6.04          5.98       5.80       5.49      5.47      69       4.33       4.67    5.02     5.34     5.61
 70        6.25          6.18       5.96       5.60      5.61      70       4.42       4.79    5.16     5.51     5.79
 71        6.47          6.39       6.14       5.71      5.76      71       4.52       4.91    5.31     5.69     5.99
 72        6.71          6.62       6.31       5.83      5.93      72       4.63       5.04    5.48     5.88     6.20
 73        6.97          6.86       6.50       5.94      6.10      73       4.74       5.19    5.66     6.09     6.43
 74        7.26          7.12       6.69       6.04      6.28      74       4.86       5.34    5.85     6.32     6.68
 75        7.56          7.39       6.89       6.14      6.48      75       4.99       5.51    6.06     6.56     6.96
-------------------------------------------------------------------------------------------------------------------------
*Adjusted age of the annuitant.
-------------------------------------------------------------------------------------------------------------------------

Table B above is based on the "1983 Individual Female Annuitant Mortality Table A" assuming a 3% annual effective interest rate. Annuity rates for any age not shown above, or any combination of ages not shown above, will be calculated on the same basis as those rates shown in the table above. Such rates will be furnished by us upon request. Amounts shown in the table below are based on assuming a 3% annual effective interest rate.

---------------------------------------------------------------------------------------------------------
        PLAN E -- DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
---------------------------------------------------------------------------------------------------------
YEARS PAYABLE    MONTHLY PAYMENT    YEARS PAYABLE    MONTHLY PAYMENT    YEARS PAYABLE    MONTHLY PAYMENT
     10               $9.61               17              $6.23              24               $4.84
     11                8.86               18               5.96              25                4.71
     12                8.24               19               5.73              26                4.59
     13                7.71               20               5.51              27                4.47
     14                7.26               21               5.32              28                4.37
     15                6.87               22               5.15              29                4.27
     16                6.53               23               4.99              30                4.18
---------------------------------------------------------------------------------------------------------

This endorsement is effective as of the contract date of this contract.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

/s/ William A. Stoltzmann

    Secretary

27221 A (2/97)                      Page 3                              SEP-IRA